EXHIBIT 5.1


                                 Graubard Miller
                                600 Third Avenue
                          New York, New York 10016-2097


                                                     May 4, 2005


Pacific Gold Corp.
157 Adelaide Street, West - Suite 600
Toronto, Ontario, Canada M5H 4E7

Dear Sirs:

         Reference is made to the Registration Statement on Form SB-2 ("Registration Statement") filed by Pacific Gold Corp. ("Company"), a Nevada corporation, under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 16,666,666 shares of common stock, par value $.001 per share ("Common Stock"), to be offered for sale by certain selling stockholders as set forth in the Registration Statement.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

         Based upon the foregoing and when issued pursuant the conversion terms of the Original Issuance Discount Convertible Debenture and the exercise terms of the Common Stock Purchase Warrants, including the payment and receipt of the exercise price per share by the Company, it is our opinion that the Common Stock will be duly authorized and legally issued, and will be fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.


                                                     Very truly yours,
                                                     /s/ Graubard Miller
                                                     GRAUBARD MILLER